As filed with the Securities and Exchange Commission on November 5, 2021

Registration No. 333-84790

Registration No. 333-105309

Registration No. 333-148278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-84790

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105309

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-148278

UNDER THE SECURITIES ACT OF 1933

FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6700 LAS COLINAS BOULEVARD IRVING, TEXAS 75039	33-0927079 (I.R.S. Employer Identification No.)

(Address of Principal Executive Offices Including Zip Code)

Fluor Executive Deferred Compensation Program

Fluor Corporation Deferred Directors’ Fees Program

(Full title of the plan)

John R. Reynolds
Executive Vice President,
Chief Legal Officer and Secretary
Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039
(Name and address of agent for service)

(469) 398-7000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Fluor Corporation (“Fluor”) registered deferred compensation obligations under the following Registration Statements on Form S-8:

•                  Registration No. 333-84790;

•                  Registration No. 333-105309; and

•                  Registration No. 333-148278.

Fluor has terminated all offerings of deferred compensation obligations pursuant to the foregoing Registration Statements and accordingly this Post-Effective Amendment is being filed to deregister the foregoing Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

Part II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit No.	Description

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8, filed on November 5, 2021.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Fluor certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 5, 2021.

FLUOR CORPORATION

By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President,
Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, Director	November 5, 2021
David E. Constable	(Principal Executive Officer)

*	Executive Vice President,	November 5, 2021
Joseph L. Brennan	Chief Financial Officer
(Principal Financial Officer)

*	Executive Vice President, Controller and	November 5, 2021
John C. Regan	Chief Accounting Officer
(Principal Accounting Officer)

*	Executive Chairman	November 5, 2021
Alan L. Boeckmann

*	Director	November 5, 2021
Alan M. Bennett

*	Director	November 5, 2021
Rosemary T. Berkery

*	Director	November 5, 2021
H. Paulett Eberhart

*	Director	November 5, 2021
James T. Hackett

*	Director	November 5, 2021
Thomas C. Leppert

*	Director	November 5, 2021
Teri P. McClure

Signature	Title	Date

*	Director	November 5, 2021
Armando J. Olivera

*	Director	November 5, 2021
Matthew K. Rose

* The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment pursuant to the powers of attorney executed by the above-named directors and officers of the Registrant which have been filed with the Securities and Exchange Commission.

By:	/s/ John R. Reynolds
John R. Reynolds Attorney-in-Fact November 5, 2021